UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 27, 2014

_______________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously reported, on January 31, 2014, Lee Enterprises, Incorporated (the “Company”) entered into a Commitment Letter (the “Commitment Letter”) with Mudrick Capital Management, LP, Cohanzick Management, LLC, CVC Credit Partners, LLC, Hawkeye Capital Management, LLC, Aristeia Capital, L.L.C. and Franklin Mutual Advisors, LLC (collectively, the “Commitment Lenders”) to effect a refinancing (the “Refinancing”) of the Company’s and its direct and indirect subsidiaries’ respective obligations under their Second Lien Loan Agreement, dated as of January 30, 2012 (as amended on May 1, 2013, the “Existing 2nd Lien Agreement”) among the Company, the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent. The Existing 2nd Lien Agreement consists of a term loan of $175,000,000, which was also the principal balance outstanding at January 31, 2014.

The Commitment Letter provides, among other matters, that until March 3, 2014 (the “Exclusivity End Date”), the Company and its advisors would not solicit or otherwise facilitate any offer or inquiry from any person (other than the Commitment Lenders) for the Refinancing. On February 27, 2014, the parties to the Commitment Letter entered into an Exclusivity Extension Letter extending the Exclusivity End Date to March 31, 2014. The exclusivity period in both the Commitment Letter and Exclusivity Extension Letter are subject to customary covenants and qualifications.

The foregoing descriptions of the Exclusivity Extension Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and the Commitment Letter, which is Exhibit A to Exhibit 10.1, do not purport to be complete and are qualified in their entirety by reference to the Exclusivity Extension Letter and the Commitment Letter.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Exclusivity Extension Letter dated February 27, 2014 among Lee Enterprises, Incorporated, Mudrick Capital Management, LP, Cohanzick Management, LLC, CVC Credit Partners, LLC, Hawkeye Capital Management, LLC, Aristeia Capital, L.L.C. and Franklin Mutual Advisors, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: February 28, 2014	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer